Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-263925, 333-267013, 333-273845, and 333-276872) and Form S-8 (Nos. 333-251370, 333-254701, 333-263908, 333-270566, 333-277547, 333-285456, and 333-287089) of 4D Molecular Therapeutics, Inc. of our report dated March 18, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 18, 2026